UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant                                                                                     ☒

Filed by a Party other than the Registrant                                                     ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☒	Soliciting Material Pursuant to § 240.14a-12.

KINETICS MUTUAL FUNDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)           Amount Previously Paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

Kinetics Mutual Funds, Inc.

<Date XX, 2009>

PLEASE VOTE TODAY

Dear Fellow Shareholder:

We recently sent you a package of information on behalf of the Kinetics Water Infrastructure Fund (the “Fund”), including a proxy statement and voting card(s), relating to the Fund’s upcoming special Shareholder Meeting on November 16, 2009. The Fund’s records indicate that we have not received your important vote.  As a shareholder of the Fund, you are entitled to vote and we urge you to vote as soon as possible in order to allow us to obtain a sufficient number of votes to hold the Meeting as scheduled and avoid the possibility of an adjournment. In order for your shares to be represented, we need to receive your instructions before the Meeting on November 16, 2009.

EVERY VOTE COUNTS!

Your vote is important no matter how many shares you own. By voting now, you can help avoid the inconvenience and additional costs associated with follow-up mailings and telephone calls. We urge you to vote your proxy as soon as possible.

After careful review, the Board of Directors has unanimously recommended a vote “FOR” the proposal detailed in your proxy statement.

If you have any questions or you would like the assistance of a professional voting specialist to cast your vote, please call the Funds’ proxy solicitor, Broadridge, at

866-586-0652.

For your convenience, please use one of the following methods for casting your vote:

1. By Telephone.
Please call us toll-free 24 hours a day at the number indicated on your voting card(s).
Enter the control number printed on your proxy card, and follow the recorded instructions.

2.  By Internet.
Visit the web site www.proxyvote.com enter the control number printed on the voting   card(s), and follow the on-line instructions to vote.

3.  By Mail.
Simply return your signed and dated voting card(s), using the postage-paid envelope, immediately so that we will receive your vote by November 16, 2009.

DON’T HESITATE – PLEASE VOTE TODAY

Kinetics 1st 09/09